UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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DENNY’S CORPORATION
(Name of Registrant as Specified in Its Charter)

OAK STREET CAPITAL MASTER FUND, LTD.
OAK STREET CAPITAL MANAGEMENT, LLC
DAVID MAKULA
PATRICK WALSH
DASH ACQUISITIONS LLC
JONATHAN DASH
SOUNDPOST CAPITAL, LP
SOUNDPOST CAPITAL OFFSHORE, LTD.
SOUNDPOST ADVISORS, LLC
SOUNDPOST PARTNERS, LP
SOUNDPOST INVESTMENTS, LLC
JAIME LESTER
LYRICAL OPPORTUNITY PARTNERS II, L.P.
LYRICAL OPPORTUNITY PARTNERS II, LTD.
LYRICAL OPPORTUNITY PARTNERS II GP, L.P.
LYRICAL CORP III, LLC
LYRICAL PARTNERS, L.P.
LYRICAL CORP I, LLC
JEFFREY KESWIN
PATRICK H. ARBOR

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Committee to Enhance Denny’s (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of Denny’s Corporation.  The Committee has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On March 5, 2010, the following interview with Jonathan Dash appeared in the print version of The Wall Street Journal:

Denny’s Dieter: Activist Investor
Mr. Dash Dines Out At the Eatery--a Lot; Call It Market Research

If there is one thing that Jonathan Dash knows, it is the menu at Denny’s.

His offices may be in Beverly Hills, Calif., but lately his breakfast table has been at Denny’s. The investment manager says he has eaten at various stores 70 to 80 times in the past few months. “It’s a lot of pancakes,” says the president of Dash Acquisitions. But, he says, becoming a regular customer is the best way to understand the business. (Dash, 30 years old, says he works out regularly and has a fast metabolism so he has been able to stay healthy amid all his research).

Mr. Dash is a member of the “Committee to Enhance Denny’s,” a group of activist investors who collectively own 6.5% of Denny’s shares and who have put themselves up for election to the board. The group wants to shake up the restaurant chain, which they say has underperformed the industry for the past five years. Other committee members seeking board seats include Patrick Arbor, a director at Macquarie Futures, and David Makula, founder of Oak Street Capital Management.

Deal Journal spoke with Mr. Dash about what he wants to improve at Denny’s. A spokeswoman for Denny’s has declined comment on the committee’s complaints and said it is reviewing the group’s proxy statement.

Deal Journal: So, do you like the food at Denny’s?

Jonathan Dash: I think their food is pretty good. [Pause] But I think the quality could be a lot better….They have good eggs and good French toast. But there has been a degradation of other products.

DJ: What don’t you like?

Dash: They could be doing a better job communicating to customers their value and service. Nine dollars is a lot to ask for a French toast meal. The quality has to be as good or better than competitors.

DJ: One of your complaints is that IHOP has overtaken Denny’s as the top selling diner-like national chain.

Dash: They have good leadership. They are focused on bringing hot food to the table along with good service. IHOP is not a steal either, but they are hitting on food quality. It’s all about price-to-value.

DJ: What is your opinion of the screaming chicken ad campaign Denny’s ran during the Super Bowl?

Dash: I am not a big fan. Denny’s paid a good amount of money to communicate to the public that they were giving away free food. That was not the best use of their marketing dollars.

DJ: How involved do you plan to get at Denny’s? Are you going to be choosing what’s on the menu?

Dash: All we are trying to get accomplished is to get elected to the board and hold management accountable to shareholders. Denny’s spent $150 million on [capital expenditures] in the past five years and there is no return to show for it. They have had to sell stores at low prices to pay down debt.

Item 2:  On March 5, 2010, the following interview with Jonathan Dash appeared online on The Wall Street Journal’s Deal Journal Blog:

What’s the Matter With Denny’s? Just Ask Mr. Dash

If there is one thing that Jonathan Dash knows, it is the menu at Denny’s.

His offices may be in Beverly Hills, Calif., but lately his breakfast table has been at Denny’s. The investment manager says he has eaten at the restaurant chain’s stores 70 to 80 times in the past few months. “It’s a lot pancakes,” says the president of Dash Acquisitions. But, he says, becoming a regular customer is the best way to understand the company’s business. (Dash, 30, says he works out regularly and has a fast metabolism so he’s been able to stay healthy amid all his research).

Dash is a member of the “Committee to Enhance Denny’s,” a group of activist investors who collectively own 6.5% of Denny’s shares and who have put themselves up for election to Denny’s board. Dash and the others activists want to shake up the restaurant chain, which they say has underperformed the industry for the past five years. Other committee members seeking board seats include Patrick Arbor, a director at Macquarie Futures, and David Makula, founder of Oak Street Capital Management.

Deal Journal spoke with Dash who also owns big stakes in Midwestern restaurant chains Steak ‘n Shake and Western Sizzle, about what he wants to improve at Denny’s. A spokeswoman for Denny’s has declined comment on the committee’s complaints and said it is reviewing the group’s proxy statement.

Deal Journal: So, do you like the food at Denny’s?

Jonathan Dash: I think their food is pretty good. [Pause] But I think the quality could be a lot better….They have good eggs and good French toast. But there has been a degradation of other products.

DJ: What don’t you like?

Dash: They could be doing a better communicating to customers their better value and better service. Nine dollars is a lot to ask for a French toast meal. The quality has to be as good or better than your competitors.

DJ: One of your complaints is that IHOP has overtaken Denny’s as the top selling diner-like national chain.

Dash: They have good leadership. They are focused on bringing hot food to the table and good service. IHOP is not a steal either, but they are hitting on the food. It’s all about price-to-value. What you are paying and what you are receive.

DJ: What is your opinion of the screaming chicken ad campaign Denny’s ran during the Super Bowl?

Dash: I am not a big fan. Denny’s paid a good amount of money to communicate to the public that they were giving away free food. That was not the best use of their marketing dollars.

DJ: But I thought that you thought the prices were too high?

Dash: It’s a balance between quality and price… I went to IHOP the morning they were running the free breakfast promotion and the waitstaff said there business had actually increased because the core Denny’s customers were coming to IHOP to escape the crowds at Denny’s. You don’t a marketing campaign that alienates your core customers and drives them to IHOP.

DJ: How involved do you plan to get at Denny’s. Are you going to be choosing what’s on the menu?

Dash: All we are trying to get accomplished is to get a board that is accountable to shareholders. Denny’s spent $150 million on capex in the past five years and there is no return to show for it. They have had to sell stores at low prices to pay down debt.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee to Enhance Denny's (the "Committee"), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of Denny's Corporation (the "Company").

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MACKENZIE PARTNERS, INC., TOLL-FREE AT (800) 322-2885 OR COLLECT AT (212) 929-5500 OR VIA EMAIL AT ENHANCEDENNYS@MACKENZIEPARTNERS.COM.

The Participants in the proxy solicitation are anticipated to be Oak Street Capital Master Fund, Ltd. ("Oak Street Master"), Oak Street Capital Management, LLC ("Oak Street Management"), David Makula, Patrick Walsh, Dash Acquisitions LLC ("Dash Acquisitions"), Jonathan Dash, Soundpost Capital, LP ("Soundpost Onshore"), Soundpost Capital Offshore, Ltd. ("Soundpost Offshore"), Soundpost Advisors, LLC, Soundpost Partners, LP ("Soundpost Partners"), Soundpost Investments, LLC, Jaime Lester, Lyrical Opportunity Partners II, L.P. ("Lyrical Onshore"), Lyrical Opportunity Partners II, Ltd. ("Lyrical Offshore"), Lyrical Opportunity Partners II GP, L.P., Lyrical Corp III, LLC, Lyrical Partners, L.P., Lyrical Corp I, LLC, Jeffrey Keswin and Patrick H. Arbor (collectively, the "Participants").

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Oak Street Master with the SEC on January 21, 2010, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants collectively own an aggregate of 6,245,476 shares of Common Stock of the Company, consisting of the following: (1) 1,826,333 shares owned directly by Oak Street Master, (2) 101,743 shares held in accounts managed by Oak Street Management, (3) 43,000 shares owned directly by Patrick Walsh, (4) 1,202,300 shares held in accounts managed by Dash Acquisitions, (5) 1,407,587 shares owned directly by Soundpost Onshore, (6) 551,882 shares owned directly by Soundpost Offshore, (7) 340,531 shares held in accounts managed by Soundpost Partners, (8) 338,500 shares owned directly by Lyrical Onshore, (9) 368,600 shares owned directly by Lyrical Offshore and (10) 65,000 shares owned directly by Patrick H. Arbor.